Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY SECOND QUARTER 2015 EARNINGS

AND WELL RESULTS

EL DORADO, Arkansas, July 29, 2015 – Murphy Oil Corporation (NYSE: MUR) announced today a net loss of $73.8 million ($0.42 per diluted share) in the 2015 second quarter, down from net income of $129.4 million ($0.72 per diluted share) in the second quarter a year ago.  The net loss from continuing operations in the 2015 second quarter was $89.0 million ($0.51 per diluted share) compared to a profit of $142.7 million ($0.79 per diluted share) earned in the second quarter a year ago.

Adjusted earnings (loss), which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, in the second quarter of 2015 showed a loss of $83.1 million ($0.48 per diluted share).  This was a decrease of $244.8 million ($1.38 per diluted share) compared to the prior year’s quarter primarily attributed to significantly lower realized sales prices in the current quarter compared to a year ago.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations totaled $321.9 million in the second quarter 2015, down from $792.3 million in the second quarter of 2014.  EBITDA per barrel of oil equivalent (boe) sold was $18.17 in the 2015 quarter compared to $40.20 in the 2014 quarter.  Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $386.9 million in the second quarter 2015, down from $927.1 million in the second quarter of 2014.  EBITDAX per barrel of oil equivalent (boe) sold was $21.84 in the 2015 quarter compared to $47.04 in the 2014 quarter.  Both EBITDA and EBITDAX were greatly impacted by the drop in WTI and Brent oil prices by 44% between the comparative quarterly periods.

Second quarter 2015 highlights were as follows:

•	Completed the sale of the remaining U.K. downstream assets.
•	Initiated a $250 million stock repurchase on May 20, 2015 and completed it on July 7, 2015 with 5,967,313 shares retired.
•	Achieved first production ahead of schedule and on budget from the two-well Medusa subsea expansion.
•	Completed the first of two subsea wells ahead of schedule in the Kodiak development with drilling results to plan.
•	Completed five-well drilling campaign at Belum gas field offshore Sarawak, Malaysia.
•	Delivered 36 new wells online in the Eagle Ford Shale (EFS).
•	Achieved above plan second quarter production from the Montney with new well completions from the first quarter.
•	Reduced the average cost to drill and complete EFS wells by 21% from last year to $4.95 million per well.

Roger W. Jenkins, President and Chief Executive Officer, commented, “We continue to streamline our portfolio with the final sale of the U.K. downstream assets.  Our recent gas discovery at Permai in Block H Malaysia will reduce complexity and development costs in our floating LNG project.  We achieved first production from the Medusa subsea expansion ahead of schedule, which along with the Kodiak completion milestone, reduced our risk for Gulf of Mexico (GOM) future production levels.  We remain focused on organizational efficiency, capital allocation and reducing operating expenses.  We addressed general and administrative costs by reducing our workforce by 7%.  Murphy remains well-positioned financially to carry out our plans and evaluate opportunities to improve our business going forward.”

Operations Summary

North America Onshore

In the Eagle Ford Shale, second quarter 2015 production, which was comprised of 90% liquids, averaged near 60,800 barrels of oil equivalent per day (boepd) net.  As planned, we continue to operate four drilling rigs and two completion spreads and we expect to stay near this level of activity for the rest of the year.  We brought 36 new wells on line in the second quarter and have brought 58% of our total estimated wells for the year online in the first half.  Production in the third quarter of 2015 is estimated to average over 59,000 boepd with the 2015 full year outlook now expected to average near 59,000 boepd, slightly ahead of annual production for 2014.

In Western Canada, natural gas production from the Montney in the second quarter of 2015 was 192 million cubic feet per day (mmcfd).  We continue to see above plan sub-surface performance from our new wells in the Montney.

Global Offshore

In our global offshore business we continue to reduce our exploration focus areas to the GOM and Southeast Asia.  We have restructured the exploration function to report to our Global Offshore business leader as we concentrate our exploration efforts and better allocate capital across the offshore business while lowering overall exploration costs.

In Malaysia, in the second quarter we completed a five-well drilling program for natural gas at the Belum field in shallow water offshore Sarawak.  The Belum field has lower nitrogen content that will blend into our current gas production fields and allow us to de-risk our 250 mmcfd contractual volume on demand.  We are currently drilling oil wells at the Permas shallow water development.  Sarawak gas production for the second quarter was 111 mmcfd supported by strong gas nominations and liquids production was near 14,700 bopd.  We successfully finalized the planned outage in early second quarter at our Sarawak facilities to complete regulator-required inspections and major maintenance.  Production offshore Sabah averaged near 30,900 boepd for the second quarter with 85% liquids.  At the Gumusut-Kakap main facility, planned maintenance activities to install gas handling and injection systems commenced on June 9 and were recently completed ahead of schedule.  Early this month, we had a gas discovery at the Permai exploration well in Block H where we operated the well with a 42% working interest, our eighth consecutive success in the area around the Rotan field floating LNG project.

In the GOM, production for the quarter was over 22,900 boepd with 61% liquids.  The Medusa two-well expansion achieved first oil in the second quarter with the wells starting up on April 30 and June 19, respectively.  Development work at the non-operated Kodiak project continues, where the first of two wells has been drilled and completed to plan and fabrication of topside facilities is underway. The Sea Eagle prospect in Mississippi Canyon Block 692 failed to encounter commercial quantities of hydrocarbon and will be expensed as a dry hole.  The well, which we operated with a 35% working interest, was not included in our second quarter guidance as it was expected to reach total depth in the third quarter.  Our drilling operations team completed the well 30 days ahead of schedule and $25 million gross under budget with the sixth generation drillship, Ocean Black Rhino.

Recognizing our lack of exploration success, we plan to focus rig commitments on our lower risk appraisal wells in blocks where we have had prior exploration success.  We will allocate capital to higher return opportunities near existing infrastructure, such as Thunder Bird and Dalmatian South, and not invest in the higher risk, higher cost wells at this time.

Production & Guidance

Second quarter production averaged 201,952 boepd, ahead of our guidance of 197,000 boepd, primarily attributed to new well performance in the Eagle Ford Shale and risked startup of the Medusa expansion project.  Details for third quarter and full year 2015 guidance can be found in the attached tables.  Production for the third quarter is estimated to be 200,000 boepd.  We have increased our full year production guidance to a range of 200,000 to 208,000 boepd.  Capital expenditures remain unchanged from previous guidance and are currently forecast to be $2.3 billion for 2015.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss second quarter 2015 results on Thursday, July 30 at 12:00 p.m. CDT, either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-296-4174.  The telephone reservation number for the call is 5679022.  Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through August 3, 2015, by calling 1-888-203-1112 and referencing reservation number 5679022.  A replay of the conference call will also be available on the Murphy website for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the second quarter 2015 with comparisons to 2014 are contained in the following tables.  Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and schedules comparing EBITDA and EBITDAX between periods are included with these tables as well as guidance for the third quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties.  Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, and adverse developments in the U.S. or global capital markets, credit markets or economies in general.  Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see Murphy’s 2014 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission.  Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance.  These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.  Please see the attached schedules for reconciliations of the differences between      non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$738,290	1,349,021	1,660,037	2,635,421

Costs and expenses
Lease operating expenses	227,489	285,865	459,910	548,120
Severance and ad valorem taxes	19,043	28,893	39,834	55,219
Exploration expenses	64,959	134,812	193,693	273,278
Selling and general expenses	79,176	95,000	166,143	187,026
Depreciation, depletion and amortization	403,390	458,993	884,417	855,242
Accretion of asset retirement obligations	11,750	12,327	23,519	24,392
Interest expense	30,466	33,769	59,936	66,655
Interest capitalized	(1,823)	(5,053)	(3,208)	(13,921)
Other expense	13,931	(178)	63,612	636
	848,381	1,044,428	1,887,856	1,996,647

Income (loss) from continuing operations before income taxes	(110,091)	304,593	(227,819)	638,774
Income tax expense (benefit)	(21,105)	161,925	(142,363)	326,820
Income (loss) from continuing operations	(88,986)	142,668	(85,456)	311,954
Income (loss) from discontinued operations, net of income taxes	15,152	(13,256)	(2,819)	(27,289)

Net income (loss)	$(73,834)	129,412	(88,275)	284,665

Income (loss) per Common share – Basic
Continuing operations	$(0.51)	0.80	(0.48)	1.73
Discontinued operations	0.09	(0.08)	(0.02)	(0.15)
Net income (loss)	$(0.42)	0.72	(0.50)	1.58

Income (loss) per Common share – Diluted
Continuing operations	$(0.51)	0.79	(0.48)	1.72
Discontinued operations	0.09	(0.07)	(0.02)	(0.15)
Net income (loss)	$(0.42)	0.72	(0.50)	1.57

Cash dividends per Common share	$0.35	0.3125	0.70	0.625

Average Common shares outstanding (thousands)
Basic	174,489	178,500	176,343	180,004
Diluted	174,489	180,045	176,343	181,328

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(Thousands of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating Activities
Net income (loss)	$(73,834)	129,412	(88,275)	284,665
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(15,152)	13,256	2,819	27,289
Depreciation, depletion and amortization	403,390	458,993	884,417	855,242
Amortization of deferred major repair costs	1,296	1,572	3,404	4,313
Dry hole costs	20,394	39,918	99,023	127,827
Amortization of undeveloped leases	24,219	24,934	45,825	37,764
Accretion of asset retirement obligations	11,750	12,327	23,519	24,392
Deferred and noncurrent income tax charges (benefits)	(10,054)	(5,045)	(194,240)	18,122
Pretax (gains) losses from disposition of assets	(18,246)	5,016	(154,123)	4,997
Net (increase) decrease in operating working capital	(151,636)	29,776	107,171	48,449
Other operating activities, net	1,353	19,133	(2,216)	22,106
Net cash provided by continuing operations activities	193,480	729,292	727,324	1,455,166

Investing Activities
Property additions and dry hole costs	(609,775)	(844,326)	(1,433,615)	(1,840,544)
Proceeds from sales of property, plant and equipment	5,864	3,063	423,106	3,089
Purchases of investment securities[1]	(364,024)	(132,059)	(629,763)	(372,861)
Proceeds from maturity of investment securities[1]	361,879	76,690	663,343	320,331
Other investing activities, net	(20,342)	(9,271)	(20,568)	(13,007)
Net cash required by investing activities	(626,398)	(905,903)	(997,497)	(1,902,992)

Financing Activities
Borrowings of debt	668,000	371,000	373,000	850,000
Repayment of capital lease obligation	(2,232)	–	(4,703)	–
Purchase of treasury stock	(250,000)	(125,000)	(250,000)	(375,000)
Withholding tax on stock-based incentive awards	–	(465)	(8,976)	(6,784)
Cash dividends paid	(62,294)	(56,053)	(124,581)	(112,126)
Other financing activities, net	(44)	(984)	(152)	(1,224)
Net cash (required) provided by financing activities	353,430	188,498	(15,412)	354,866

Cash Flows from Discontinued Operations
Operating activities	(32,699)	11,763	(97,558)	(46,990)
Investing activities	5,276	(4,226)	5,322	(9,092)
Changes in cash included in current assets held for sale	24,519	(17,251)	89,226	51,507
Net decrease in cash and cash equivalents of discontinued operations	(2,904)	(9,714)	(3,010)	(4,575)
Effect of exchange rate changes on cash and cash equivalents	10,658	10,301	4,555	8,466

Net increase (decrease) in cash and cash equivalents	(71,734)	12,474	(284,040)	(89,069)
Cash and cash equivalents at beginning of period	981,002	648,612	1,193,308	750,155

Cash and cash equivalents at end of period	$909,268	661,086	909,268	661,086

1Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED EARNINGS (LOSS)
(Unaudited)
(Millions of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss)	$(73.8)	129.4	(88.3)	284.7
Discontinued operations loss (income)	(15.2)	13.3	2.8	27.3
Income (loss) from continuing operations	(89.0)	142.7	(85.5)	312.0
Gain on sale of 10% interest in Malaysia	(19.3)	–	(218.8)	–
Mark-to-market (gain) loss on crude oil derivative contracts	(4.8)	11.8	(4.8)	23.7
Foreign exchange (gains) losses	(1.3)	7.2	(35.1)	4.1
Environmental provisions	–	–	35.8	–
Increase in Alberta corporate tax rate	23.8	–	23.8	–
Restructuring charges	7.5	–	7.5	–
Oil Insurance Limited dividend	–	–	(4.5)	(3.3)
Adjusted earnings (loss)	$(83.1)	161.7	(281.6)	336.5
Adjusted earnings per diluted share	$(0.48)	0.90	(1.60)	1.86

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Adjusted earnings (loss).  Adjusted earnings (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted earnings (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted earnings (loss) are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015		2014	2015		2014
Income (loss) from continuing operations	$(89.0)		142.7	(85.5)		312.0
Income tax expense (benefit)	(21.1)		161.9	(142.3)		326.8
Interest expense	30.4		33.8	59.9		66.6
Interest capitalized	(1.8)		(5.1)	(3.2)		(13.9)
Depreciation, depletion and amortization expense	403.4		459.0	884.4		855.2
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$321.9	*	792.3	713.3	*	1,546.7

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	17,717.7		19,710.2	38,431.2		37,755.5

EBITDA per barrel of oil equivalents sold	$18.17		40.20	18.56		40.97

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes effect of gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AMORTIZATION AND EXPLORATION (EBITDAX)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015		2014	2015		2014
Income (loss) from continuing operations	$(89.0)		142.7	(85.5)		312.0
Income tax expense (benefit)	(21.1)		161.9	(142.3)		326.8
Interest expense	30.4		33.8	59.9		66.6
Interest capitalized	(1.8)		(5.1)	(3.2)		(13.9)
Depreciation, depletion and amortization expense	403.4		459.0	884.4		855.2
Exploration expense	65.0		134.8	193.7		273.3
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$386.9	*	927.1	907.0	*	1,820.0

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	17,717.7		19,710.2	38,431.2		37,755.5

EBITDAX per barrel of oil equivalents sold	$21.84		47.04	23.60		48.20

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operation to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

* Includes effect of gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)
(Millions of dollars)

	Three Months Ended		Three Months Ended
	June 30, 2015		June 30, 2014
	Revenues	Income	Revenues	Income
Exploration and production
United States	$339.8	(16.5)	507.3	101.7
Canada	152.9	(32.2)	262.8	52.9
Malaysia	244.5	27.6	583.0	172.3
Other	–	(30.1)	(0.2)	(126.1)
Total exploration and production	737.2	(51.2)	1,352.9	200.8
Corporate and other	1.1	(37.8)	(3.9)	(58.1)
Revenue/income from continuing operations	738.3	(89.0)	1,349.0	142.7
Discontinued operations, net of tax	–	15.2	–	(13.3)
Total revenues/net income	$738.3	(73.8)	1,349.0	129.4

	Six Months Ended		Six Months Ended
	June 30, 2015		June 30, 2014
	Revenues	Income	Revenues	Income
Exploration and production
United States	$619.9	(110.4)	992.8	204.8
Canada	305.2	(70.7)	560.5	120.5
Malaysia	690.2	250.7	1,075.8	334.6
Other	–	(102.1)	(0.2)	(248.5)
Total exploration and production	1,615.3	(32.5)	2,628.9	411.4
Corporate and other	44.7	(53.0)	6.5	(99.4)
Revenue/income from continuing operations	1,660.0	(85.5)	2,635.4	312.0
Discontinued operations, net of tax	–	(2.8)	–	(27.3)
Total revenues/net income	$1,660.0	(88.3)	2,635.4	284.7

Note:Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
THREE MONTHS ENDED JUNE 30, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended June 30, 2015
Oil and gas sales and other revenues	$339.8	102.2	50.7	244.5	–	737.2
Lease operating expenses	78.6	32.7	43.5	72.7	–	227.5
Severance and ad valorem taxes	16.1	1.3	1.7	–	–	19.1
Depreciation, depletion and amortization	196.7	59.4	11.6	132.1	1.6	401.4
Accretion of asset retirement obligations	4.9	1.7	1.4	3.7	–	11.7
Exploration expenses
Dry holes	17.7	–	–	–	2.7	20.4
Geological and geophysical	3.6	–	–	1.3	1.8	6.7
Other	3.1	0.2	–	–	10.4	13.7
	24.4	0.2	–	1.3	14.9	40.8
Undeveloped lease amortization	19.7	4.2	–	–	0.3	24.2
Total exploration expenses	44.1	4.4	–	1.3	15.2	65.0
Selling and general expenses	22.9	6.5	0.2	0.5	14.4	44.5
Other expenses	1.8	(0.1)	–	–	12.1	13.8
Results of operations before taxes	(25.3)	(3.7)	(7.7)	34.2	(43.3)	(45.8)
Income tax provisions (benefits)	(8.8)	13.8	7.0	6.6	(13.2)	5.4
Results of operations (excluding corporate overhead and interest)	$(16.5)	(17.5)	(14.7)	27.6	(30.1)	(51.2)

Three Months Ended June 30, 2014
Oil and gas sales and other revenues	$507.3	173.7	89.1	583.0	(0.2)	1,352.9
Lease operating expenses	81.6	39.7	60.8	103.7	–	285.8
Severance and ad valorem taxes	26.5	1.2	1.2	–	–	28.9
Depreciation, depletion and amortization	188.6	62.4	12.3	192.4	1.2	456.9
Accretion of asset retirement obligations	4.3	1.6	2.3	4.2	–	12.4
Exploration expenses
Dry holes	0.7	–	–	–	39.2	39.9
Geological and geophysical	1.3	0.1	–	–	37.9	39.3
Other	2.4	0.2	–	–	28.1	30.7
	4.4	0.3	–	–	105.2	109.9
Undeveloped lease amortization	18.7	5.0	–	–	1.2	24.9
Total exploration expenses	23.1	5.3	–	–	106.4	134.8
Selling and general expenses	24.6	7.2	0.2	5.0	19.0	56.0
Other expenses	0.5	–	–	–	(0.7)	(0.2)
Results of operations before taxes	158.1	56.3	12.3	277.7	(126.1)	378.3
Income tax provisions	56.4	12.5	3.2	105.4	–	177.5
Results of operations (excluding corporate overhead and interest)	$101.7	43.8	9.1	172.3	(126.1)	200.8

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
SIX MONTHS ENDED JUNE 30, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Six Months Ended June 30, 2015
Oil and gas sales and other revenues	$619.9	199.3	105.9	690.2	–	1,615.3
Lease operating expenses	180.4	58.3	87.4	133.8	–	459.9
Severance and ad valorem taxes	34.4	2.7	2.8	–	–	39.9
Depreciation, depletion and amortization	401.5	119.5	25.4	330.7	3.1	880.2
Accretion of asset retirement obligations	9.7	3.4	2.8	7.6	–	23.5
Exploration expenses
Dry holes	64.4	–	–	–	34.6	99.0
Geological and geophysical	5.3	–	–	1.3	16.9	23.5
Other	4.8	0.4	–	–	20.2	25.4
	74.5	0.4	–	1.3	71.7	147.9
Undeveloped lease amortization	36.5	8.4	–	–	0.9	45.8
Total exploration expenses	111.0	8.8	–	1.3	72.6	193.7
Selling and general expenses	45.3	13.3	0.4	1.2	29.1	89.3
Other expenses	7.5	43.9	–	–	12.1	63.5
Results of operations before taxes	(169.9)	(50.6)	(12.9)	215.6	(116.9)	(134.7)
Income tax provisions (benefits)	(59.5)	1.5	5.7	(35.1)	(14.8)	(102.2)
Results of operations (excluding corporate overhead and interest)	$(110.4)	(52.1)	(18.6)	250.7	(102.1)	(32.5)

Six Months Ended June 30, 2014
Oil and gas sales and other revenues	$992.8	353.9	206.6	1,075.8	(0.2)	2,628.9
Lease operating expenses	158.1	80.5	124.5	185.0	–	548.1
Severance and ad valorem taxes	50.4	2.5	2.3	–	–	55.2
Depreciation, depletion and amortization	356.7	130.2	26.4	335.4	2.3	851.0
Accretion of asset retirement obligations	8.4	3.1	4.6	8.3	–	24.4
Exploration expenses
Dry holes	7.5	–	–	–	120.3	127.8
Geological and geophysical	15.8	0.2	–	–	53.4	69.4
Other	4.1	0.5	–	–	33.7	38.3
	27.4	0.7	–	–	207.4	235.5
Undeveloped lease amortization	25.4	9.9	–	–	2.5	37.8
Total exploration expenses	52.8	10.6	–	–	209.9	273.3
Selling and general expenses	47.6	15.1	0.5	8.4	36.1	107.7
Other expenses	0.5	0.1	–	–	–	0.6
Results of operations before taxes	318.3	111.8	48.3	538.7	(248.5)	768.6
Income tax provisions	113.5	27.0	12.6	204.1	–	357.2
Results of operations (excluding corporate overhead and interest)	$204.8	84.8	35.7	334.6	(248.5)	411.4

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

United States – Eagle Ford Shale
Lease operating expense	10.14	9.79	12.21	10.33
Severance and ad valorem taxes	2.90	5.48	3.04	5.41
Depreciation, depletion and amortization (DD&A) expense	27.94	27.96	27.06	28.44

United States – Gulf of Mexico and other
Lease operating expense	10.81	16.89	9.86	16.83
Severance and ad valorem taxes	0.01	0.05	–	0.06
DD&A expense	20.14	26.45	22.25	25.15

Canada – Conventional operations
Lease operating expense	7.84	11.22	6.91	10.92
Severance and ad valorem taxes	0.32	0.36	0.32	0.35
DD&A expense	14.22	17.59	14.15	17.64

Canada – Synthetic oil operations
Lease operating expense	52.35	69.68	42.36	59.16
Severance and ad valorem taxes	1.96	1.33	1.34	1.09
DD&A expense	13.96	14.10	12.30	12.54

Malaysia
Lease operating expense – Sarawak	11.02	9.73	8.73	9.80
– Block K	18.55	14.88	13.25	15.03
DD&A expense – Sarawak	21.59	19.76	23.15	19.41
– Block K	31.68	25.87	30.96	25.15

Total Oil and Gas Operations
Lease operating expense	12.84	14.50	11.97	14.52
Severance and ad valorem taxes	1.07	1.47	1.04	1.46
DD&A expense	22.65	23.18	22.90	22.54

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(Unaudited, except for December 31, 2014)
(Millions of dollars)

			June 30,	Dec. 31,
			2015	2014

Total current assets			$2,499.4	3,279.1
Total current liabilities			1,806.8	3,147.9
Total assets			15,150.0	16,723.7	*
Long-term debt			3,264.9	2,517.7	*
Stockholders' equity			7,866.0	8,573.4

*Reclassified to current presentation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Capital expenditures – continuing operations
Exploration and production
United States	$407.9	555.2	817.0	1,096.3
Canada	34.9	97.6	99.9	176.8
Malaysia	57.0	211.2	132.2	366.4
Other	16.2	102.6	70.4	213.6
	516.0	966.6	1,119.5	1,853.1

Corporate	16.2	2.5	25.6	3.2
Total capital expenditures – continuing operations	532.2	969.1	1,145.1	1,856.3

Charged to exploration expenses[1]
United States	24.4	4.4	74.5	27.4
Canada	0.2	0.3	0.4	0.7
Malaysia	1.3	–	1.3	–
Other	14.9	105.2	71.7	207.4
Total charged to exploration expenses	40.8	109.9	147.9	235.5

Total capitalized – continuing operations	$491.4	859.2	997.2	1,620.8

[1]Excludes amortization of undeveloped leases of	$24.2	24.9	45.8	37.8

MURPHY OIL CORPORATION
STATISTICAL SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net crude oil and condensate produced – barrels per day	121,262	130,750	130,778	131,159
United States – Eagle Ford Shale	46,948	42,382	48,483	41,573
– Gulf of Mexico and other	12,263	11,561	12,519	11,605
Canada – light	91	48	110	38
– heavy	6,343	7,533	6,276	7,763
– offshore	6,043	7,991	7,702	8,416
– synthetic	9,129	9,576	11,394	11,624
Malaysia[1] – Sarawak	14,167	17,876	15,951	18,528
– Block K	26,278	33,783	28,343	31,612

Net crude oil and condensate sold – barrels per day	114,178	137,852	131,706	132,639
United States – Eagle Ford Shale	46,948	42,382	48,483	41,573
– Gulf of Mexico and other	12,263	11,561	12,519	11,605
Canada – light	91	48	110	38
– heavy	6,343	7,533	6,276	7,763
– offshore	6,907	8,887	8,065	9,374
– synthetic	9,129	9,576	11,394	11,624
Malaysia[1] – Sarawak	12,966	19,617	17,066	20,081
– Block K	19,531	38,248	27,793	30,581

Net natural gas liquids produced – barrels per day	9,779	8,583	10,094	7,389
United States – Eagle Ford Shale	7,579	5,383	7,517	4,844
– Gulf of Mexico and other	1,636	2,399	1,895	1,747
Canada	5	24	14	23
Malaysia[1] – Sarawak	559	777	668	775

Net natural gas liquids sold – barrels per day	9,611	7,886	9,794	7,174
United States – Eagle Ford Shale	7,579	5,383	7,517	4,844
– Gulf of Mexico and other	1,636	2,399	1,895	1,747
Canada	5	24	14	23
Malaysia[1] – Sarawak	391	80	368	560

Net natural gas sold – thousands of cubic feet per day	425,463	425,148	424,961	412,686
United States – Eagle Ford Shale	37,790	30,295	39,030	28,895
– Gulf of Mexico and other	54,093	51,311	55,563	42,543
Canada	195,159	134,828	193,133	141,360
Malaysia[1] – Sarawak	110,816	161,343	111,431	161,501
– Block K	27,605	47,371	25,804	38,387

Total net hydrocarbons produced – equivalent barrels per day[2]	201,952	210,191	211,699	207,329
Total net hydrocarbons sold – equivalent barrels per day[2]	194,700	216,596	212,327	208,594

1The Company sold 20% interest in Malaysia properties on December 18, 2014 and sold an additional 10% interest on January 29, 2015.  This table includes volumes for these sold interests through the date of disposition.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$55.66	95.88	49.55	96.65
– Gulf of Mexico and other	59.14	101.88	52.52	101.06
Canada[1] – light	51.90	97.69	46.16	96.31
– heavy	33.85	61.34	27.02	56.21
– offshore	60.35	109.42	55.51	108.42
– synthetic	60.88	102.77	51.27	98.42
Malaysia – Sarawak[2]	57.91	88.17	52.87	95.32
– Block K2	59.81	91.61	56.96	97.16

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	12.15	27.70	12.22	30.36
– Gulf of Mexico and other	14.32	32.69	14.50	34.67
Canada[1]	21.62	96.63	22.31	82.65
Malaysia – Sarawak[2]	47.59	78.46	58.08	86.60

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	2.23	4.30	2.39	4.43
– Gulf of Mexico and other	2.37	4.46	2.48	4.68
Canada[1]	2.47	3.80	2.44	3.83
Malaysia – Sarawak[2]	3.82	5.32	4.53	5.87
– Block K	0.23	0.23	0.24	0.24

1 U.S. dollar equivalent.

2 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
THIRD QUARTER 2015 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	53,000		39,000
– Gulf of Mexico	18,500		48,000

Canada – Seal heavy	4,500		2,000
– Montney	–		185,000
– Offshore	6,500		–
– Synthetic	13,500		–

Malaysia – Sarawak	15,500		114,000
– Block K	20,500		20,000
	132,000		408,000
Total net production (BOEPD)		200,000

Total net sales (BOEPD)		197,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$ 52.29
– Block K		$ 54.72

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$ 3.83

Exploration expense – inclusive of dry hole exposure of $100 million		$144 million

FULL YEAR 2015 GUIDANCE

Total production (BOEPD)	200,000 to 208,000

Capital expenditures		$2.3 billion